UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): September 23, 2015

SYSCO CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-06544	74-1648137
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1390 Enclave Parkway, Houston, TX		77077-2099
(Address of principal executive office)		(Zip Code)

Registrant’s telephone number, including area code: (281) 584-1390

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 1 – REGISTRANT’S BUSINESS AND OPERATIONS

Item 1.01	Entry into Material Definitive Agreement.

Senior Notes Offering

On September 23, 2015, with respect to the offering and sale of $750,000,000 aggregate principal amount of its 2.60% Senior Notes due 2020 (the “2020 Notes”), $750,000,000 aggregate principal amount of its 3.75% Senior Notes due 2025 (the “2025 Notes”) and $500,000,000 aggregate principal amount of its 4.85% Senior Notes due 2045 (the “2045 Notes” and, together with the 2020 Notes and the 2025 Notes, the “Notes”), Sysco Corporation (“Sysco”) entered into an Underwriting Agreement (the “Underwriting Agreement”) with Goldman, Sachs & Co., J.P. Morgan Securities LLC, TD Securities (USA) LLC and Wells Fargo Securities, LLC, as representatives of the several underwriters listed in Schedule II thereto (the “Underwriters”).

Sysco intends to use the net proceeds from the offering to fund a portion of the repurchases of outstanding shares of its common stock pursuant to Sysco’s previously announced share repurchase programs, to repay approximately $500 million of its outstanding commercial paper, and for general corporate purposes.

The Notes are being offered and sold under a Registration Statement on Form S-3 (Registration No. 333-206568) and are described in a Prospectus Supplement dated September 23, 2015. The notes initially are fully and unconditionally guaranteed by Sysco’s direct and indirect wholly owned subsidiaries that guarantee Sysco’s other senior notes issued under the indenture governing the Notes or any of Sysco’s other indebtedness. Interest on the Notes will be paid semi-annually in arrears on April 1 and October 1, beginning April 1, 2016. The terms of the 2020 Notes are more fully described in the Twenty-Third Supplemental Indenture, the terms of the 2025 Notes are more fully described in the Twenty-Fourth Supplemental Indenture, and the terms of the 2045 Notes are more fully described in the Twenty-Fifth Supplemental Indenture, each dated as of September 28, 2015 (the “Supplemental Indentures”), among Sysco, as Issuer, the Guarantors named therein and The Bank of New York Mellon Trust Company, N.A., as successor trustee (the “Trustee”). The Supplemental Indentures were entered into in accordance with the provisions of the Indenture dated as of June 15, 1995 between Sysco and the Trustee, as amended and supplemented by the Thirteenth Supplemental Indenture dated as of February 17, 2012 and the Twenty-Second Supplemental Indenture dated as of September 28, 2015 among Sysco, the Guarantors and the Trustee.

At Sysco’s option, any or all of the Notes may be redeemed, in whole or in part, at any time prior to maturity. If Sysco elects to redeem (i) the 2020 Notes before the date that is one month prior to the maturity date, (ii) the 2025 Notes before the date that is three months prior to the maturity date or (iii) the 2045 Notes before the date that is six months prior to the maturity date, Sysco will pay an amount equal to the greater of 100% of the principal amount of the Notes to be redeemed or the sum of the present values of the remaining scheduled payments of principal and interest on the Notes to be redeemed that would be due if such Notes matured on the applicable date described above. If Sysco elects to redeem a series of Notes on or after the applicable date described in the preceding sentence, Sysco will pay an amount equal to 100% of the principal amount of the Notes to be redeemed. Sysco will pay accrued and unpaid interest on the notes redeemed to the redemption date.

The foregoing descriptions of the Underwriting Agreement, the Supplemental Indentures and the terms of the Notes do not purport to be complete and are qualified in their entirety by reference to the full text of the Underwriting Agreement, the Supplemental Indentures and the forms of the Notes, which are filed as exhibits to this Current Report on Form 8-K.

The underwriters and their respective affiliates are full service financial institutions engaged in various activities, which may include sales and trading, commercial and investment banking, advisory, investment management, investment research, principal investment, hedging, market making, brokerage and other financial and non-financial activities and services. Affiliates of certain of the underwriters are lenders under Sysco’s credit facility. In addition, affiliates of certain of the underwriters are dealers under Sysco’s commercial paper program and may hold commercial paper notes thereunder. The underwriters and their respective affiliates have provided, and may in the future provide, a variety of these services to Sysco and its affiliates, for which they received or will receive customary fees and expenses.

Accelerated Share Repurchase Program

On September 23, 2015, the Company entered into a Master Confirmation and Supplemental Confirmation (collectively, the “ASR Agreement”) with Goldman, Sachs & Co. (“Goldman”) relating to an accelerated share repurchase program (the “ASR Program”). Pursuant to the terms of the ASR Agreement, the Company will repurchase $1.5 billion of its common stock from Goldman.

As previously reported, in June 2015, the Company’s Board of Directors approved a repurchase program to repurchase from time to time in the open market, through an accelerated share repurchase program or through privately negotiated transactions, shares of the Company’s common stock in an amount not to exceed $3.0 billion during the two year period ending July 1, 2017, including $1.5 billion through a planned accelerated share repurchase in fiscal 2016, in addition to amounts normally repurchased to offset benefit plan and stock option dilution.

In connection with the ASR Program, the Company paid $1.5 billion to Goldman on September 28, 2015, in exchange for 32,319,392 shares of the Company’s outstanding common stock. A substantial majority of the shares owed to the Company by Goldman were delivered to the Company on September 28, 2015; however, the number of shares ultimately delivered to the Company by Goldman is subject to adjustment based on the volume-weighted average share price of the Company’s common stock during the term of the ASR Agreement, less an agreed discount. The Company expects all purchases under the ASR Program to be completed by May 2016, although the exact date of completion will depend on whether or when Goldman exercises an acceleration option that it has under the ASR Agreement. At settlement, the Company may be entitled to receive additional shares of common stock from Goldman or under certain circumstances may be required to issue additional shares or make a payment to Goldman at the Company’s option.

The ASR Agreement contains the principal terms and provisions governing the ASR Program, including, but not limited to, the mechanism used to determine the number of shares that will be delivered, the required timing of delivery of the shares, the specific circumstances under which Goldman may delay any date of valuation or settlement under the ASR (such as upon the occurrence of certain market disruptions), the specific circumstances under which Goldman is permitted to make adjustments to the terms of the ASR Program or to terminate the ASR Program (such as upon the announcement of certain fundamental transactions affecting the Company), and various acknowledgements, representations and warranties made by the Company and Goldman to one another.

In addition to its services related to the ASR Program, Goldman regularly provides various investment banking services to the Company.

SECTION 2 – FINANCIAL INFORMATION

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information included under “Senior Notes Offering” in Item 1.01 of this report is incorporated herein by reference.

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01	Financial Statement and Exhibits.

(d) Exhibits.

Exhibit Number	Description

1.1	Underwriting Agreement dated September 23, 2015 among Sysco Corporation, the Guarantors listed on Schedule I thereto, and Goldman, Sachs & Co., J.P. Morgan Securities LLC, TD Securities (USA) LLC and Wells Fargo Securities, LLC, as representatives of the several underwriters listed on Schedule II thereto

4.1	Twenty-Second Supplemental Indenture dated as of September 28, 2015 among Sysco, the Guarantors and the Trustee relating to the addition of new guarantors under the Indenture

4.2	Twenty-Third Supplemental Indenture dated as of September 28, 2015 among Sysco, the Guarantors and the Trustee relating to the 2020 Notes

4.3	Form of 2.60% Senior Note due October 1, 2020 (included as Annex A to Exhibit 4.2 above)

4.4	Twenty-Fourth Supplemental Indenture dated as of September 28, 2015 among Sysco, the Guarantors and the Trustee relating to the 2025 Notes

4.5	Form of 3.75% Senior Note due October 1, 2025 (included as Annex A to Exhibit 4.4 above)

4.6	Twenty-Fifth Supplemental Indenture dated as of September 28, 2015 among Sysco, the Guarantors and the Trustee relating to the 2045 Notes

4.7	Form of 4.85% Senior Note due October 1, 2045 (included as Annex A to Exhibit 4.6 above)

5.1	Opinion of Bracewell & Giuliani LLP

23.1	Consent of Bracewell & Giuliani LLP (included in Exhibit 5.1 above)

99.1	Press Release dated September 28, 2015

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, Sysco Corporation has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Sysco Corporation

Date: September 28, 2015	By:	/s/ Russell T. Libby
Russell T. Libby
Executive Vice President, Administration and Corporate Secretary

EXHIBIT INDEX

Exhibit Number	Description

1.1	Underwriting Agreement dated September 23, 2015 among Sysco Corporation, the Guarantors listed on Schedule I thereto, and Goldman, Sachs & Co., J.P. Morgan Securities LLC, TD Securities (USA) LLC and Wells Fargo Securities, LLC, as representatives of the several underwriters listed on Schedule II thereto

4.1	Twenty-Second Supplemental Indenture dated as of September 28, 2015 among Sysco, the Guarantors and the Trustee relating to the addition of new guarantors under the Indenture

4.2	Twenty-Third Supplemental Indenture dated as of September 28, 2015 among Sysco, the Guarantors and the Trustee relating to the 2020 Notes

4.3	Form of 2.60% Senior Note due October 1, 2020 (included as Annex A to Exhibit 4.2 above)

4.4	Twenty-Fourth Supplemental Indenture dated as of September 28, 2015 among Sysco, the Guarantors and the Trustee relating to the 2025 Notes

4.5	Form of 3.75% Senior Note due October 1, 2025 (included as Annex A to Exhibit 4.4 above)

4.6	Twenty-Fifth Supplemental Indenture dated as of September 28, 2015 among Sysco, the Guarantors and the Trustee relating to the 2045 Notes

4.7	Form of 4.85% Senior Note due October 1, 2045 (included as Annex A to Exhibit 4.6 above)

5.1	Opinion of Bracewell & Giuliani LLP

23.1	Consent of Bracewell & Giuliani LLP (included in Exhibit 5.1 above)

99.1	Press Release dated September 28, 2015